   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 1996


                                                      REGISTRATION NO. 333-10161
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             SYGNET WIRELESS, INC.
             (Exact name of registrant as specified in its charter)
                            ------------------------

                 Ohio                                  4812                               34-1689165
   (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
    incorporation or organization)         Classification Code Number)               Identification No.)

                            ------------------------
                              6550-B Seville Drive
                              Canfield, Ohio 44406
                                 (330) 565-1000
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                             Albert H. Pharis, Jr.
                     President and Chief Executive Officer
                             Sygnet Wireless, Inc.
                              6550-B Seville Drive
                              Canfield, Ohio 44406
                                 (330) 565-1000
(Name, address, including zip code and telephone number, including area code, of agent for service)
                            ------------------------
                                   Copies to:

                  THOMAS F. DOWD, ESQ.                                  BRYANT B. EDWARDS, ESQ.
                     Bryan Cave LLP                                         Latham & Watkins
              700 Thirteenth Street, N.W.                           633 W. Fifth Street, Suite 4000
              Washington, D.C. 20005-3960                            Los Angeles, California 90071
                     (202) 508-6000                                          (213) 485-1234

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
                                                         PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE     OFFERING PRICE       AGGREGATE     REGISTRATION
TO BE REGISTERED                          REGISTERED         PER UNIT       OFFERING PRICE        FEE
- ----------------------------------------------------------------------------------------------------------
  % Senior Notes due 2006.............   $110,000,000         $1,000         $110,000,000          *
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

* Previously paid.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY
DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the approximate amount of fees and expenses (other than underwriting discounts and commissions) payable by the Registrant in connection with the issuance and distribution of the securities registered hereby.

        Securities and Exchange Commission registration fee.............   $53,448.65
        Printing and engraving..........................................   $
        Accountants' fees and expenses..................................   $
        Blue sky fees and expenses......................................   $
        Counsel fees and expenses.......................................   $
        Miscellaneous...................................................   $
                                                                           ----------
                  Total.................................................   $
                                                                            =========

- ---------------
* Estimate

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Under Section 1701.13(E) of the Ohio General Corporation Law (the "Ohio Law"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Ohio Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Ohio Law does not permit indemnification in an action or suit by or in the right of the corporation, where (i) such person has been adjudged liable to the corporation, unless and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication or, (ii) the only liability asserted against a director is for unlawful loans, dividends or distribution of assets. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Company's Articles of Incorporation and Code of Regulations provide that the Board of Directors may, by majority vote, authorize the Company to indemnify directors, officers or employees of the Company on generally the same terms as permitted by the Ohio Law.

     The Underwriting Agreement provides for indemnification by the Underwriters severally of the Company, its directors, its officers who sign the Registration Statement and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act, under certain circumstances.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.


   1.1    Form of Underwriting Agreement for Notes Offering by and among Sygnet Wireless, Inc.
          and Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers, and
          Toronto Dominion Securities (USA) Inc. as Underwriters.*
   2.1    Amended and Restated Agreement and Plan of Merger dated August 19, 1996.**
   2.2    Amended and Restated Agreement and Plan of Transfer of Assets dated August 28,
          1996.**

   2.3    Agreement and Plan of Recapitalization of Sygnet Wireless, Inc. dated August 28,
          1996.**
   3.1    Form of Amended and Restated Articles of Incorporation of Sygnet Wireless, Inc.
          dated                     , 1996.
   3.2    Code of Regulations of Sygnet Wireless, Inc.
   4.1    Form of Indenture (including form of Note) between Sygnet Wireless, Inc. and Fleet
          National Bank, as Trustee, relating to the Senior Notes due 2006 of Sygnet Wireless,
          Inc.**
   5.1    Opinion of Bryan Cave LLP, counsel to the Registrant, as to the legality of the
          Notes being registered.*
   8.1    Opinion of Bryan Cave LLP, with respect to certain tax matters (included in the legal opinion filed as Exhibit 5.1 hereto).*
  10.1    Employment Agreement dated August 26, 1996 between the Registrant and Albert H.
          Pharis, Jr.**
  10.2    Employment Agreement dated August 26, 1996 between the Registrant and Warren P.
          Williamson, III.**
  10.3    Employment Agreement dated August 26, 1996 between the Registrant and Craig T.
          Sheetz.**
  10.4    Employment Agreement dated August 26, 1996 between the Registrant and Gregory T.
          Pauley.**
  10.5    Sygnet Wireless, Inc. 1996 Stock Option Plan (including form of Stock Option
          Agreement).**
  10.6    Office Lease Agreement dated September 16, 1994 by and between K&T Realty and SYGNET
          Communications Inc. for the premises located at 6550 Seville Drive, Canfield,
          Ohio.**
  10.7    Site Lease Agreement dated March 29, 1990 between Milan John Vanco and Alice C.
          Vanco and Erie Cellular Telephone Company.**
  10.8    Lease Agreement dated June 1, 1990 between Bert D. and Margaret A. Schaefer and
          Wilcom/Cellular One.**
  10.9    Site Lease Agreement dated June 27, 1988 between John G. Virostek and MCI
          Telecommunications Corporation with Assignment and Assumption of Lease dated
          December 6, 1991 between MCI Telecommunications Corporation and Wilcom/Cellular
          One.**
 10.10    Lease Agreement with Real Estate Purchase Option Agreement dated July 21, 1987 between George A. Law and Agnes Law, George C. Law and Judith Law, August Thalman,
          Jr. and Betty Thalman and Wilcom Corporation.
 10.11    Ground Lease Agreement dated December 15, 1987 between WKBN Broadcasting Corporation and Youngstown Cellular Telephone Company.
 10.12    DMS-MTX Cellular Supply Agreement dated June 1, 1996 between Youngstown Cellular
          Telephone Company and Northern Telecom, Inc.
 10.13    Intercarrier Services Agreement dated April 25, 1995 between Youngstown Cellular
          Telephone Company and EDS Personal Communications Corporation.**
 10.14    Software License Agreement dated April 20, 1995 between Youngstown Cellular
          Telephone Company and International Telecommunication Data Systems, Inc.**
 10.15    License Agreement between JSJ Software, Inc. and Youngstown Cellular Telephone
          Company.**
 10.16    Product Service Agreement dated February 1, 1995 between Glenayre Care and Wilcom
          Cellular.**
 10.17    Asset Acquisition Agreement dated July 11, 1996 between Horizon Cellular Telephone
          Company of Chautauqua, L.P., Horizon Cellular Telephone Company of Crawford, L.P.,
          Horizon Cellular Telephone Company of Indiana, L.P., and SYGNET Communications,
          Inc.**
 10.18    Agreement for Purchase of Partnership Interest dated September 15, 1995 between
          SYGNET Communications, Inc. and Erie Cellular Systems, Inc.**
 10.19    Stock Purchase Agreement between SYGNET Communications, Inc., Wilcom Corporation, and Advent IV Capital Liquidating Trust, TA Associates IV, TA Venture Investors
          Limited Partnership, Elden J. Heinz, Security Investment Management & Trust Company,
          The Planned Giving Foundation, Inc., and Erma Heinz.**
 10.20    Credit Agreement dated                     , 1996 among the Registrant and The
          Toronto-Dominion Bank and PNC Bank, National Association.*
 10.21    Commitment Letter dated August 21, 1996 executed and delivered by The
          Toronto-Dominion Bank and PNC Bank, National Association in favor of the Registrant.
 10.22    Promissory Note dated December 29, 1994 executed and delivered by Albert H. Pharis,
          Jr. in favor of the Registrant.**

  12.1    Statement regarding Computation of Ratio of Earnings to Fixed Charges.**
  21.1    Subsidiary of Sygnet Wireless, Inc.**
  23.1    Consent of Ernst & Young LLP, Cleveland, Ohio.**
  23.2    Consent of Ernst & Young LLP, Boston, Massachusetts.**
  23.3    Consent of Ernst & Young LLP, Philadelphia, Pennsylvania.**
  23.4    Consent of Arthur Andersen LLP**
  23.5    Consent of Coopers & Lybrand L.L.P.**
  23.6    Consent of Bryan Cave, LLP (included in the legal opinion filed as Exhibit 5.1 hereto).*
  24.1    Powers of Attorney (included on the signature page to the Registration Statement).**
  25.1    Statement of Eligibility of Trustee on Form T-1.**
  27.1    Financial Data Schedule.**


- ---------------
 * To be filed by amendment.

** Previously filed.

     (b) Financial Statement Schedules. All schedules have been omitted since the required information is not present in amounts sufficient to require submission of the schedules or because the information required is included in the financial statements.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that,

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canfield, State of Ohio, on September 4, 1996.


                                          SYGNET WIRELESS, INC.


                                          By: /s/  WARREN P. WILLIAMSON, III*

                                            ------------------------------------
                                                 WARREN P. WILLIAMSON, III
                                                   DIRECTOR AND CHAIRMAN

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURES                              TITLE                    DATE
       /s/  WARREN P. WILLIAMSON, III*           Director and Chairman      September 4, 1996
- ---------------------------------------------
          WARREN P. WILLIAMSON, III


         /s/  ALBERT H. PHARIS, JR.*              Director, President       September 4, 1996
- ---------------------------------------------     and Chief Executive
            ALBERT H. PHARIS, JR.                       Officer


            /s/  CRAIG T. SHEETZ*                Vice President, Chief      September 4, 1996
- ---------------------------------------------     Financial Officer,
               CRAIG T. SHEETZ                         Treasurer


           /s/  GREGORY T. PAULEY*                 Vice President of        September 4, 1996
- ---------------------------------------------    Technical Operations
              GREGORY T. PAULEY


       /s/  JOSEPH D. WILLIAMSON, II*                  Director             September 4, 1996
- ---------------------------------------------
          JOSEPH D. WILLIAMSON, II


           /s/  LOWRY A. STEWART*                      Director             September 4, 1996
- ---------------------------------------------
              LOWRY A. STEWART


        /s/  RAYMOND S. TITTLE, JR.*                   Director             September 4, 1996
- ---------------------------------------------
           RAYMOND S. TITTLE, JR.


      *By:      /s/  THOMAS F. DOWD
- ---------------------------------------------
               THOMAS F. DOWD
              ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


   1.1    Form of Underwriting Agreement for Notes Offering by and among Sygnet
          Wireless, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation,
          Lehman Brothers, and Toronto Dominion Securities (USA) Inc. as
          Underwriters.*...........................................................
   2.1    Amended and Restated Agreement and Plan of Merger dated August 19,
          1996.**..................................................................
   2.2    Amended and Restated Agreement and Plan of Transfer of Assets dated
          August 28, 1996.**.......................................................
   2.3    Agreement and Plan of Recapitalization of Sygnet Wireless, Inc. dated
          August 28, 1996.**.......................................................
   3.1    Form of Amended and Restated Articles of Incorporation of Sygnet
          Wireless, Inc. dated                     , 1996. ........................
   3.2    Code of Regulations of Sygnet Wireless, Inc. ............................
   4.1    Form of Indenture (including form of Note) between Sygnet Wireless, Inc.
          and Fleet National Bank, as Trustee, relating to the Senior Notes due
          2006 of Sygnet Wireless, Inc.**..........................................
   5.1    Opinion of Bryan Cave LLP, counsel to the Registrant, as to the legality of the Notes being registered.*..........................................
   8.1    Opinion of Bryan Cave LLP, with respect to certain tax matters (included in the legal opinion filed as Exhibit 5.1 hereto).*......................
  10.1    Employment Agreement dated August 26, 1996 between the Registrant and
          Albert H. Pharis, Jr.**..................................................
  10.2    Employment Agreement dated August 26, 1996 between the Registrant and
          Warren P. Williamson, III.**.............................................
  10.3    Employment Agreement dated August 26, 1996 between the Registrant and
          Craig T. Sheetz.**.......................................................
  10.4    Employment Agreement dated August 26, 1996 between the Registrant and
          Gregory T. Pauley.**.....................................................
  10.5    Sygnet Wireless, Inc. 1996 Stock Option Plan (including form of Stock
          Option Agreement).**.....................................................
  10.6    Office Lease Agreement dated September 16, 1994 by and between K&T Realty and SYGNET Communications Inc. for the premises located at 6550 Seville
          Drive, Canfield, Ohio.**.................................................
  10.7    Site Lease Agreement dated March 29, 1990 between Milan John Vanco and
          Alice C. Vanco and Erie Cellular Telephone Company.**....................
  10.8    Lease Agreement dated June 1, 1990 between Bert D. and Margaret A.
          Schaefer and Wilcom/Cellular One.**......................................
  10.9    Site Lease Agreement dated June 27, 1988 between John G. Virostek and MCI
          Telecommunications Corporation with Assignment and Assumption of Lease dated December 6, 1991 between MCI Telecommunications Corporation and
          Wilcom/Cellular One.**...................................................
 10.10    Lease Agreement with Real Estate Purchase Option Agreement dated July 21,
          1987 between George A. Law and Agnes Law, George C. Law and Judith Law,
          August Thalman, Jr. and Betty Thalman and Wilcom Corporation. ...........
 10.11    Ground Lease Agreement dated December 15, 1987 between WKBN Broadcasting
          Corporation and Youngstown Cellular Telephone Company. ..................
 10.12    DMS-MTX Cellular Supply Agreement dated June 1, 1996 between Youngstown
          Cellular Telephone Company and Northern Telecom, Inc. ...................
 10.13    Intercarrier Services Agreement dated April 25, 1995 between Youngstown
          Cellular Telephone Company and EDS Personal Communications
          Corporation.**...........................................................
 10.14    Software License Agreement dated April 20, 1995 between Youngstown
          Cellular Telephone Company and International Telecommunication Data
          Systems, Inc.**..........................................................

 10.15    License Agreement between JSJ Software, Inc. and Youngstown Cellular
          Telephone Company.**.....................................................
 10.16    Product Service Agreement dated February 1, 1995 between Glenayre Care and Wilcom Cellular.**...................................................
 10.17    Asset Acquisition Agreement dated July 11, 1996 between Horizon Cellular
          Telephone Company of Chautauqua, L.P., Horizon Cellular Telephone Company
          of Crawford, L.P., Horizon Cellular Telephone Company of Indiana, L.P.,
          and SYGNET Communications, Inc.**........................................
 10.18    Agreement for Purchase of Partnership Interest dated September 15, 1995 between SYGNET Communications, Inc. and Erie Cellular Systems, Inc.**....
 10.19    Stock Purchase Agreement between SYGNET Communications, Inc., Wilcom
          Corporation, and Advent IV Capital Liquidating Trust, TA Associates IV,
          TA Venture Investors Limited Partnership, Elden J. Heinz, Security
          Investment Management & Trust Company, The Planned Giving Foundation,
          Inc., and Erma Heinz.** .................................................
 10.20    Credit Agreement dated                     , 1996 among the Registrant
          and The Toronto-Dominion Bank and PNC Bank, National Association.*.......
 10.21    Commitment Letter dated August 21, 1996 executed and delivered by The
          Toronto-Dominion Bank and PNC Bank, National Association in favor of the
          Registrant...............................................................
 10.22    Promissory Note dated December 29, 1994 executed and delivered by Albert
          H. Pharis, Jr. in favor of the Registrant.**.............................
  12.1    Statement regarding Computation of Ratio of Earnings to Fixed
          Charges.**...............................................................
  21.1    Subsidiary of Sygnet Wireless, Inc.**....................................
  23.1    Consent of Ernst & Young LLP, Cleveland, Ohio.**.........................
  23.2    Consent of Ernst & Young LLP, Boston, Massachusetts.**...................
  23.3    Consent of Ernst & Young LLP, Philadelphia, Pennsylvania.**..............
  23.4    Consent of Arthur Andersen LLP**.........................................
  23.5    Consent of Coopers & Lybrand L.L.P.**....................................
  23.6    Consent of Bryan Cave, LLP (included in the legal opinion filed as
          Exhibit 5.1 hereto)*.....................................................
  24.1    Powers of Attorney (included on the signature page to the Registration
          Statement).**............................................................
  25.1    Statement of Eligibility of Trustee on Form T-1.**.......................
  27.1    Financial Data Schedule.**...............................................


- ---------------
 * To be filed by amendment.

** Previously filed.